EXHIBIT 99.906 CERT

I, J. Richard Atwood, President of FPA Funds Trust (the “Fund”), certify that:

1.                                      The Form N-CSR of the Fund for the period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ J. Richard Atwood
J. Richard Atwood
President (principal executive officer)

Date:	August 31, 2016

I, E. Lake Setzler III, Treasurer of FPA Funds Trust (the “Fund”), certify that:

1.                                      The Form N-CSR of the Fund for the period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ E. Lake Setzler III
E. Lake Setzler III
Treasurer (principal financial officer)

Date:	August 31, 2016

A signed original of this written statement required by Section 906 has been provided by the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.